Presentation Script for ValueRich Small-Cap Expo, March 9, 2006.

Introduction

Good morning, and thank you for joining us for this presentation.

First the legalities: The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for historical information, the matters discussed in this presentation are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to the impact of competition in the market spaces for electronic document delivery and our other markets, the ability of VillageEDOCS to successfully complete the acquisition of GoSolutions and other acquisitions and to effectively integrate acquired businesses, and a number of other risks that could cause actual results to differ from what is said during this presentation as detailed from time to time in the Company's SEC reports, including the report on Form 10-KSB for the year ended December 31, 2004 and the report on Form 10-QSB for the nine months ended September 30, 2005. The Company does not undertake any obligation to update forward-looking statements.

When people think about us they think of the Village People.

They think of the Village Idiot.  We take a drawing each week to see who get to wear the hat.

What we like is that they think about us.

More specifically they think about the nature of communication in a village.

Enterprises need fast and efficient communication that creates beneficial actions and outcomes like one experiences when part of a village.  Versus: If I throw enough information out the other party will know what to do with some of it.  And, yet depend on that deciphering.

VillageEDOCS powers the exchange of business information between an enterprise and its trading partners, trading community, customers and geographically separated employees.

We capture data from enterprise applications, shape it into useful information and deliver it through efficient and secure methods.

Today, we are going to speak about our name brand clients, the market, a brief illustration of a client application, and tell you of our revenue growth, EBITDA growth and our debt elimination.  Then we are going to tell you we are going to a bigger board, an IPO and the Third Stable State.  And, then we are going to ask for your assistance.

Clients

We have over 1,600 clients.  As you may see we have many household names.  We have been able to work with each one of our client to get an element of their digital document delivery steps or processes.

These client solutions ranged from a transformation of manual and paper- based business processes into efficient electronic ones to improved flow of documents for business critical processes such as invoices, insurance claims, just-in-time manufacturing, shipping, payments, statements, medical reports, loans, securities filings, and pharmaceutical prescriptions.

We have expanded our client base penetration and acquired new clients by expanding our solutions through introduction of new service offerings and acquisition of strategically aligned companies that bring solutions that fit our digital document delivery vision.

Enterprise Communication Challenge

Remember we focus on the communication between enterprises not the communication within an enterprise.

Enterprises need to communicate with an ever expanding number of trading partners, clients and enterprises.

They need to increase the control, management, speed, accuracy and security of information delivered.  They are struggling address these issues internally.  To achieve these requirements when the information leaves the enterprise is beyond their financial abilities.

An enterprise has to manage an increasing set of methods to communicate (print/mail, email, web, fax, and wireless). Then add to the fact that the enterprise has to deliver the intended business value and meet security, compliance and workflow requirements.

The enterprise has to tolerate the slow acceptance of a common set of delivery methods.  Previously, enterprises said you must adhere to their communication standard.  Collectively, enterprise spent billions of dollars on technology and standards only to find out clients and trading partners will work with companys that will communicate with them the way they want to communicate.  In the technical and political realm, dictators eventually die.  But not before a lot of money is spent and "blood" is spilled.

It is impossible to achieve today's communication requirements with today's impotent commercial-grade tools.  The solutions require a carrier-grade capability.

The fact is, the world uses antiquated communication methods and yet wants to employ modern business processes.  An enterprise has to learn how to mitigate the negative impact of delivery methods on workflow, business processes and security.

Enterprise Challenge

In the top center of this slide you see classic applications that enterprises use to operate their business.  Collectively, enterprises spend billions of dollars with companies like Oracle, SAP, Siebel, IBM, Documentum, and others.  Enterprises spend the money toward the worthy goal of being the master of their business through Business Process Management and Electronic Content Management, etc.

Here is the challenge and here is our market. They use a disparate set of commercial-grade proprietary products like EForms, Fax Servers, email servers, web servers, and voice servers to try to create a unified digital delivery system.

The disparate system does not provide workable management and control of the dynamic delivery of information. And then enterprises are unable overlay a command-and-control system for workflow, compliance, and security that is consistent with their in-house solutions.

Each one of the proprietary solutions wants to be the centerpiece of the delivery.  It would be so much simpler to just have everybody get their information the same way.  Well that is not reality.  The reality is:

Market Reality

"Approximately 75% of the firms expect growth in electronic document communications.  Only 20% expect to maintain the same level of use."  -Electronic Document Systems Foundation - 2005 Trends Survey

It is good they expect growth. However look at some other realities.

"Exclusive use of digital documents has reached a customer acceptance rate of 20%, with another 30% requiring both paper and electronic documents."  -Electronic Document Systems Foundation - 2005 Trends Survey

Only 20% acceptance, leaving enterprises having to service 30% doing both. Increasing the level of effort, not decreasing it.

"$6 Billion is spent annually on the purchase of preprinted form, more than $360 billion is spent capturing data submitted on paper form every year."  - Gartner

The reality is the merging of paper, digital technology, imposing workflow, compliance, and security is a market that is ripe for a codified solution.

"For every dollar spent producing a paper form, $30 to $150 US dollars are spent processing the form."  - Gartner

Think of all the digital forms that get printed out and the 6 Billion dollars spent on pre printed forms.  The value of bringing order to this chaos is tremendous.

"Fax, Email and Voice Messaging Services: The total market is expected to grow from about $1 billion in 2003 to nearly $2 billion in 2008".  - Davidson Consulting

The fact is old technologies don't die for very long times.  The rate of change is based on human change, not on how much marketing a technology company can pitch an idea.  Our market is embracing the chaos.  VillageEDOCS provides enterprises the value chain they want, the management and control of the delivery of the information, with the compliance, security and workflow required.

VillageEDOCS - Conquering the Chaos

We provide a service where we may provide software at the client's location married with the power of the service.  Or the client may use the functionality directly from the service.  Our service is ever expanding through development of new offerings and integration of technology from companies we have acquired.  We have a specific solution vision and that guides our acquisitions.

We may stand partially or fully between an enterprise and its trading partners.  We can address a single delivery method or a complete process.

The reality is we have built a solution that enables the chaos to be managed.  We can not make chaos disappear.  We just provide the tools to understand it and control it direct it.

Could an enterprise develop this, of course, anything can be developed,  But it is beyond the return on investment proposition.  Each one of those vendors they use now wants their money to build it.  The Eskers, Unisys, IBM, and more. One process at a time.  The most expensive way to do it. Change occurs, so they still own it and support it - not good.

The fact is the concept is simple, the solution is very hard to do, and requires the proper perspective, architecture, investment in development and equipment and then you can do it simply.  We have made that journey.

VillageEDOCS has taken the time and energy to visualize and understand the chaos, code it in order to bring a systemic service to clients that substantially diminish or eradicate that chaos.

VillageEDOCS Drives the Value Chain!

This client used to mail invoices after the semi truck left the truck dock.  Now their Oracle financials application sends the data to us; we shape it and remote print it at the trading partner's site while the truck is leaving.  This resulted in a huge financial gain for the client.

Market Focus

•        Financial

•        Healthcare

•        Manufacturing

•        Government (Small to Medium)

Journey

1995    Founded

2002    OTCBB - Symbol: VEDO

2004    Acquired - Tailored Business Systems

2005    Acquired - Resolutions

2006    GoSolutions (Planned Acquisition)

            Public Offering

            Move to Bigger Board

            Acquire $20m Company

As you can see, VillageEDOCS is on a path of acquiring one company per year.  This year our plan is to complete the acquisition of Go Solutions, work with an investment banker to complete a secondary offering and contemporaneously move to a bigger board.  We also would like to acquire a company that fits our vision that would be in the range of $10 to $30 million in annual revenues.

Executive Management

•        Mr. Mason Conner, Chief Executive Officer, TMSI, DNA Inc., Banyan Systems, Doelz Networks, and Timeplex. Has 26 years in sales and Executive management.

•        Mr. Jerry Kendall, President and COO, Technology Research Corporation, Sensormatic Electronics Corporation, Security Tag Corporation, Lasergate Corporation, Paradyne Corporation. Has 35 years of management experience.

•        Mr. Michael Richard, Chief Financial Officer, BigHub.com, PortaCom Wireless, and Extreme Technologies. Has 15 years of financial management and public corporate experience.

•        Mr. H. Jay Hill, Executive Vice President of Corporate Development, IBM, Paradyne, Doelz Networks, Harris Corp. Moon Communications (ASP for Medical) and Light Port Communications (ASP for Money Mangers). Has 41 years of Sales / Marketing and  management experience.  Has been a member of 22 Boards of Directors

VillageEDOCS is proud to announce, as of March 1st, the appointment of Jerry Kendall to our management team as President and COO.  Jerry brings additional strength to our team and has worked with entrepreneurial companies as well as managed a $600 million dollar operation.  Jerry is with us at the conference, so stop by the booth and meet our newest team member.

Board of Directors

•        Mr. Thomas Zender,  Chairman of the Board - Member Since 1996,  General Electric, Honeywell, ITT and Angel Strategies. Currently CEO of Unity Church of Christianity.

•        Mr. Ricardo Salas, joined the board of directors in 2005. CEO of Liquid Metals, Chairman of iLIANT since 2000. Founder of Medical Manager Corporation, the leading provider of Information Technology (IT) for physician practices.

•        Jerry T. Kendall, joined the board of directors in 2005.

•        Mr. H. Jay Hill, joined the board of directors in 1997.

•        Mr. K. Mason Conner, joined the board of directors in 2000.

VillageEDOCS enjoys an active and supportive Board of Directors.  With Jerry joining our management team, it is our plan to attract at least one more board member this year.

Revenue, Debt, and EBITDA

These slides are the financial reflection of our efforts to date.  They also show pro forma data as if we will complete the Go Solutions transaction.  While we fully expect it to close shortly, there are several hurdles yet to cross.

As the [Revenue and Debt] chart depicts, our revenue for 2005, subject to final audit, will be approximately $8.6 million, up from $6 million.  With 10 months of Go Solutions revenue assumed, out goal for this year is $16.6 million.  VillageEDOCS was especially pleased to reduce debt by just under $5 million last year, bringing our total debt to less than $1 million.

This [EBITDA] chart also assumes closing of the Go Solutions transaction.  With that assumption, our EBITDA goal for 2006 is $1.7 million, up from $635K.  The Go Solutions transaction will be very accretive.

Growth Strategy

•        Organic Growth

                        Service / Customer Premise Solutions

•        Acquisitions

                        Infrastructure

                        Vertical Market Penetration

•        IPO/Larger Board in 2006

•        Third Stable State

We are at a stable state today.  This means we are making money and as long as we service our customers.  We can continue to grow nicely and not need to do aggressively pursue more. We are a good investment.

However, we are aggressive and we see the next stable state is for us to acquire several more profitable companies whose solutions are symbiotic  with our service vision. In addition, acquire several profitable companies whose solutions are symbiotic to our service vision but provide strategic vertical market penetration.  Like our TBS acquisition has done for us.   This is our course which means we are a high growth opportunity for investors.

However there is a third stable state.  This is the reason that our investors have demonstrated such loyalty to the company.  If you like the market, like what we have done so far, want to seriously consider working with us, then we would like to talk to you about the Third Stable State.